Exhibit 99.1

DatChat Granted Canadian Patent for Advanced Digital Privacy Technology

NEW BRUNSWICK, N.J., July 28, 2025 -- DatChat, Inc. (Nasdaq: DATS) (“DatChat” or the “Company”), a secure messaging and social media company, today announced that the Canadian Patent Office has granted Canadian Patent No. 3,149,004, titled “Systems And Methods Of Transforming Electronic Content.”

“We are continuing to build our global intellectual property portfolio covering our advanced digital privacy and other technologies. These patents are extremely important as we prepare for the worldwide release this fall of the Myseum platform, which will include new advanced features that will make it easier and more fun to share photos and videos both now and forever. Additionally, the platform will have a new look and feel that will enhance the user experience,” said Darin Myman, Chief Executive Officer of DatChat.

DatChat’s “Systems And Methods Of Transforming Electronic Content” is already patented in many important countries including the United States. DatChat recently received a Notice of Allowance from the Mexican and European Patent Offices for the same invention. In total, the Company’s IP portfolio now includes 17 issued patents, 1 Notice of Allowance and several filed international patent applications.

About DatChat, Inc.

DatChat, Inc. (Nasdaq: DATS) is a secure messaging and social media company that not only focuses on protecting privacy on personal devices, but also protects user information after it is shared with others. The DatChat Messenger & Private Social Network presents technology that allows users to change how long their messages can be viewed before or after users send them, prevents screenshots, and hides encrypted photos in plain sight on camera rolls. DatChat’s patented technology offers users a traditional texting experience while providing control and security for their messages. With the DatChat Messenger, a user can decide how long their messages last on a recipient’s device while feeling secure that at any time, and delete individual messages or entire message threads, making it like the conversation never happened.

DatChat’s Myseum is your Free Timeless Digital Shoebox Social Network that makes it easier to share your photos and videos both today, and for generations to come. Myseum allows you to create amazing albums, create special encrypted galleries with limited access, personalize your newsfeed and create collections from other Myseum’s in your Galaxy. Your Free Myseum includes 50 GB of Free Timeless Storage, and many more features not mentioned. Additional storage is available for a one-time charge of $29.95 per 50 GB of Forever Storage. Myseum is currently available for both iOS and Android, with a desktop version planned for later this year. Myseum’s innovative social media platform brings a fresh and needed approach to digital media and content management, allowing users to create a digital legacy that makes it easier to share both today, and with future generations. Backed by patented technology and proprietary software, the multi-tiered social media ecosystem enables individuals, families, and other groups to store and share digital content such as messages, photos, videos, and documents within a highly secure and private family library. Visit Myseum.com to learn more.

Notice Regarding Forward-Looking Statements

The information contained herein includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “plan,” “believe,” “intend,” “look forward,” and other similar expressions among others. These statements relate to future events or to the Company’s future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company’s control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to the Company’s operations, results of operations, growth strategy and liquidity. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Investors and security holders are urged to read these documents free of charge on the SEC’s website at http://www.sec.gov. Except as may be required by applicable law, The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact

ir@datchats.com
800-658-8081